SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant  (X)
Filed by a Party other than the Registrant  ( )

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material under Section 240.14a-12

AMERICAN WAGERING, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)	No fee required
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

( )	Fee paid previously with preliminary materials.
( )
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

AMERICAN WAGERING, INC.
675 Grier Drive
Las Vegas, Nevada 89119

      August 2, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of American Wagering, Inc., which will be held on August 30, 2005 at 10:00 a.m. Pacific Time at 675 Grier Drive, Las Vegas, Nevada, 89119.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of American Wagering, Inc.

   Sincerely,

                /s/ Victor Salerno
                            BY ORDER OF THE BOARD OF DIRECTORS
                            Victor J. Salerno
                            President, Chief Executive Officer, Chief Operating
                            Officer and Chairman of the Board of Directors

AMERICAN WAGERING, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on August 30, 2005

To the Shareholders:

Notice is hereby given that the annual meeting of the holders of shares of common stock of American Wagering, Inc., a Nevada corporation (“AWI” or the “Company”), will be held at AWI’s office located at 675 Grier Drive, Las Vegas, Nevada 89119 on August 30, 2005 at 10:00 a.m., Pacific Time, for the following purposes:

1.	To elect the members of our board of directors.

2.	To ratify our board of directors’ selection of the accounting firm of Piercy Bowler Taylor & Kern as our independent auditors.

3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 15, 2005 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Victor J. Salerno
     Victor J. Salerno
     President, Chief Executive Officer, Chief Operating
  Officer and Chairman of the Board of Directors

Las Vegas, Nevada
August 2, 2005

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy as soon as possible. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting in person at the meeting if you desire to do so, as your Proxy is revocable at your option.

AMERICAN WAGERING, INC.
675 Grier Drive
Las Vegas, Nevada 89119

      August 2, 2005

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD AUGUST 30, 2005

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN WAGERING, INC. OR ANY OTHER PERSON.

THE ANNUAL MEETING

General

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of American Wagering, Inc. (“AWI” or the “Company”) to be voted at the annual meeting of shareholders of AWI (the “annual meeting”), which will be held at 10:00 a.m. Pacific Time on August 30, 2005, at 675 Grier Drive, Las Vegas, Nevada, 89119. The purpose of the annual meeting is to consider and vote on the election of AWI’s board of directors (our “Board”), the ratification of our selection of independent auditors and such other business as may properly come before the meeting. Our Annual Report (for the fiscal years ending January 31, 2005 and 2004), this proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about August 2, 2005.

Record Date; Solicitation of Proxies

We have fixed July 15, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. At the record date, there were 7,878,777 shares of common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record as of July 15, 2005.

In addition to soliciting proxies by mail, our directors, officers and employees (who will receive no additional compensation therefor) may solicit proxies by telephone, facsimile transmission, e-mail, or personal interview. We will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. We will also bear the costs of the annual meeting and of soliciting proxies, including the cost of printing and mailing this proxy statement and related materials.

Any questions or requests for assistance regarding AWI’s proxies and related materials should be directed in writing to our Chief Financial Officer, Timothy F. Lockinger, at our office at 675 Grier Drive, Las Vegas, Nevada 89119.

Vote Required and Voting

Two-thirds (2/3rds) of our issued and outstanding shares of common stock entitled to vote as of the record date, represented in person or by proxy, is required for a quorum at the annual meeting. The nominees for our Board who receive the six highest number of votes will be elected. Ratification of our selection of auditors requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on that matter, assuming that a quorum is present. Withholding of voting authority for the election of directors or abstaining on the ratification of our selection of auditors may be specified on the proxy form, in which case the subject shares will be counted as present for the purpose of determining whether a quorum is present but will not be voted on the matter in question.

You can vote by either attending the annual meeting in person or by filling out and sending in your proxy. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted in favor of our nominees for the Board and in favor of our selection of independent auditors, and in the discretion of the persons named as proxy appointees as to any other matters that may properly come before the annual meeting (of which we are not presently aware). Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

It is possible that our shares held by brokers or other “street name” nominees could be voted on certain matters but not others. This would occur, for example, when the broker or nominee does not have discretionary authority to vote the shares and is instructed by the beneficial owner to vote on a particular matter but is not instructed on other matters. These are known as “non-voted” shares. Non-voted shares will be counted for determining whether a quorum is present, but will not be voted on matters as to which the beneficial owner has given no voting instructions.

Other Matters

We do not expect that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the annual meeting.

Revocation of Proxy

Any shareholder may revoke his, her or its proxy at any time before it is voted, by: (1) filing with our corporate secretary an instrument revoking the proxy; (2) returning to us a duly executed proxy bearing a later date; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

ELECTION OF DIRECTORS

Six directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders, and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy.

NOMINEES
NAME	AGE	POSITION

Victor J. Salerno	61	President, Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors

Timothy F. Lockinger	45	Secretary, Treasurer, Chief Financial Officer and Director

W. Larry Swecker	60	Director

Judith L. Zimbelmann	53	Director and Consultant to AWI

Bruce Dewing	55	Director and President of AWI Gaming, Inc.

Robert R. Barengo	63	Director

Victor J. Salerno has been President, Chief Executive Officer and a Director of AWI since its inception and was named Chief Operating Officer in January 2001. Mr. Salerno has been the President, Chief Executive Officer and a Director of our wholly-owned subsidiary, Leroy’s Horse and Sports Place, Inc. (“Leroy’s”), since 1979. Mr. Salerno served as an Executive Vice President and Director of Autotote CBS, Inc., a company that designs and installs computer systems for the sports betting business, from April 1989 until March 1, 1996. (In October 1996 AWI purchased Autotote CBS, Inc.) He is a past President of the Nevada Association of Race and Sports Operators.

Timothy F. Lockinger was named Chief Financial Officer, Secretary, Treasurer and a Director of AWI in January 2001. Mr. Lockinger began serving us in various consulting practices in 1989 and, most recently, joined us on a full-time basis in August 1997 as a manager of Mega$ports, Inc. (of which we own 50% through our subsidiary) and Leroy’s. Mr. Lockinger was Director of Regulatory Compliance for Casino Data Systems, Chief Financial Officer for Si Redd at International Technical Systems, a Senior Agent with the Nevada Gaming Control Board’s Audit Division and has operated his own consulting/accounting firm.

W. Larry Swecker became a Director of AWI in April 2000. Mr. Swecker is a CPA and has been President of Swecker & Company, Ltd. Certified Public Accountants since January 1979. Prior to that he was a partner in the firm of Keltner Milam & Company Certified Public Accountants from 1975 to 1979. Mr. Swecker was employed as a revenue agent with the Internal Revenue Service from 1972 to 1975. He has a Bachelor of Science in Business Administration from the University of Nevada-Reno. Mr. Swecker is a member of our Audit, Compensation, and Compliance Committees.

Judith L. Zimbelmann became a Director and consultant of AWI in January 2001. Ms. Zimbelmann is the daughter of Leroy Merillat, the founder of Leroy’s. Ms. Zimbelmann is a private investor with numerous holdings and is a member of UV Doctor, LLC (which provides ultra-violet lighting for sterilization).

Bruce Dewing became a Director of AWI in July 2003. Mr. Dewing has over 30 years of progressive experience in hotel/casino senior level management positions, most recently as the President of the Holder Hospitality Group, Inc. where he oversaw the daily operations of 11 casinos, an AM radio station, a statewide (Nevada) slot route, several event companies and over 1,500 executives and employees. Currently, Mr. Dewing is President of AWI Gaming, Inc. (“AWI Gaming”), our wholly-owned subsidiary. Mr. Dewing is a founding member of the Air Service Task Force for Washoe County (Nevada) Airport Authority, a member of the Advisory Board to Washoe Airport Authority, a board member of the Reno Air Race Association, and a board member of the Nevada Hotel and Lodging Association.

Robert R. Barengo became a Director of AWI on July 1, 2005 and previously served on our Board from 1992 to 2000. Mr. Barengo has owned and operated his own law practice for over 30 years during which he has handled, among other matters, general business, municipal finance, bonding, investment banking, government and administration law, and gaming law. Mr. Barengo has extensive elected office and legislative experience as a Nevada Assemblyman (1972-1982) where he served on various committees including Interim Finance, Ways and Means, Commerce and Judiciary; Chairman of the Judiciary Committee (1973-1979); Speaker Pro Tempore (1978-1981); Chairman of the Legislative

Commission (1981-1983); Speaker of the Assembly (1981-1983); and Judge Pro-Tem for the City of Sparks Municipal Court and the City of Reno Municipal Court (1976-1995). Mr. Barengo also served on the Board of Directors for Riviera Holdings Corporation, a publicly reporting company, from 1992 to April 2005 and also served as that company’s Director of Government and Public Affairs from January 2001 to April 2005.

Mr. Salerno and Mr. Lockinger held their respective executive officer positions with AWI at the time we and Leroy’s filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11 Petitions”) on July 25, 2003. We and Leroy’s formally emerged from Chapter 11 proceedings on March 11, 2005 (the “Effective Date”).

INFORMATION REGARDING OUR BOARD AND COMMITTEES

Our Board held three meetings during our last fiscal year ending January 31, 2005. We have three Committees, namely an Audit, a Compensation, and a Compliance Committee. Our Compliance Committee held four meetings during our last fiscal year. Neither our Compensation Committee nor our Audit Committee held any meetings during our last fiscal year.

In our last fiscal year, no member of our Board attended less than 75% of the aggregate of (1) the number of Board meetings held during the period for which he or she was a director and (2) the total number of meetings held by all Committees during the period in which he or she served on such Committees.

The members of the Committees are as follows:

Audit:  W. Larry Swecker (Chairman), Bruce Dewing and Judith Zimbelmann.

Compensation:  W. Larry Swecker (Chairman), Bruce Dewing and Judith Zimbelmann.

Compliance:  L. Barton Jacka (Chairman, non-Director), W. Larry Swecker and Raymond O. Kegler (non-Director).

Our entire Board serves as our nominating committee and makes the decisions concerning our director nominations. We do not have a charter governing the recommendation or nomination process for directors, nor do we have a policy regarding director candidates recommended by our stockholders. That is because historically, we have rarely, if ever, been contacted by outside stockholders who have expressed an interest in serving on our Board or in recommending candidates to serve in that capacity. Given this lack of activity, we have seen no need to adopt any specific policies on this subject, nor have we established specific standards for evaluating director candidates recommended by our stockholders, as compared with our standards for evaluating director candidates recommended by other persons.

W. Larry Swecker and Robert R. Barengo are the only members of our Board whom we view as being “independent,” under the independence criteria prescribed by NASDAQ.

In order for us to nominate a candidate for our Board, the candidate must have a strong business background and display a sense of leadership. We believe that each Board member should possess certain skills that complement the skills of our other Board members, so as to achieve our overall goal of having a well-rounded Board. Qualities and skills necessary for consideration are a financial, legal or business background or demonstrated leadership abilities.

Mr. Barengo, who was appointed to our Board on July 1, 2005, was nominated by our five other Directors.

Audit Committee Matters

Our Audit Committee does not have a written charter. We view the role of our Audit Committee to be assisting our Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

Our Board has determined that the Chairman of our Audit Committee, W. Larry Swecker, who meets the audit committee independence criteria prescribed by NASDAQ, is a financial expert. Among his other qualifications, Mr. Swecker’s qualifications include his practice as a certified public accountant for the past 30 years.

Our other Audit Committee members, Bruce Dewing and Judith L. Zimbelmann, do not meet the independence criteria referenced above. (Mr. Dewing, however, did meet the criteria prior to his appointment as President of AWI Gaming, Inc.) Immediately following the annual meeting, our Board will meet to elect new Committee members. We anticipate that our Audit Committee membership will then be changed to W. Larry Swecker (Chairman) and Robert R. Barengo. Our Board has determined that both of them meet the audit committee independence criteria prescribed by NASDAQ.

Our Audit Committee reviewed and discussed our audited financial statements with our executive officers. In addition, our Audit Committee discussed with the independent auditor the various matters required by Statement on Auditing Standards No. 61. Furthermore, our Audit Committee received the written disclosures and the letter from the independent auditor as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and discussed with the independent auditor matters associated with the auditor’s independence. Based upon the review of the audited financial statements and the discussions described above, our Audit Committee recommended to our Board that the audited financial statements be included in our Form 10-KSB for the fiscal years ended January 31, 2005 and 2004 for filing with the Securities and Exchange Commission (the “SEC”).

Audit Committee Members:        W. Larry Swecker, Chairman
                    Bruce Dewing
    Judith L. Zimbelmann

Security Holder Communications

Our security holders may send communications to members of our Board by directing such communications to our Chief Financial Officer, Treasurer and Secretary, Timothy F. Lockinger. Communications may be sent to Mr. Lockinger via mail at our corporate office located at 675 Grier Drive, Las Vegas, Nevada 89119; via fax at (702) 735-0142; or via e-mail at timl@americanwagering.com. Mr. Lockinger will direct all relevant communications to the appropriate Board member(s).

Members of our Board are strongly encouraged to attend our annual meetings of shareholders. All of the members of our Board were in attendance at our last annual meeting of shareholders, which was held on July 29, 2003.

Executive Compensation

The following table provides information on the compensation we paid in each of our last three fiscal years to our executive officers:

ANNUAL COMPENSATION
NAME	TITLE	YE Jan 31	SALARY	BONUS(1)	OTHER(2)
Victor J. Salerno	Director, CEO, COO, President	2005 2004 2003	$240,000 $240,000 $200,000	$0 $31,343 $14,380	$9,600 $9,147 $8,000
Timothy F. Lockinger	Director, CFO, Secretary, Treasurer	2005 2004 2003	$120,000 $120,000 $100,000	$0 $12,537 $5,752	$4,800 $4,650 $4,369

(1)
From our filing of the Chapter 11 Petitions on July 25, 2003 to the Effective Date, we did not pay bonuses to our executive officers. The amounts reported for the fiscal years ending January 31, 2004 and 2003 were accrued in accordance with the executive officers’ employment agreements, but were not paid until after the Effective Date.

(2)	These amounts are our contributions under our 401(k) plan.

The following table sets forth the number of exercisable and unexercisable stock options held by our executive officers as of January 31, 2005, and the value of such options. No stock options were exercised during our last fiscal year ending on that date.

Name	No. of Shares Acquired or Exercised	Value Realized	No. of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable / Unexercisable

Victor J. Salerno	0	$0	30,000 / 0	$0 / $0

Timothy F. Lockinger	0	$0	15,000 / 0	$0 / $0

Terms of Office

Our directors hold office until our next annual meeting of shareholders or until they resign or are removed from office in accordance with our by-laws and applicable law. Our executive officers are appointed by our Board and hold office until they resign or are removed by our Board.

Employment Agreements

We have employment agreements with Victor J. Salerno, Timothy F. Lockinger and Bruce Dewing.

Mr. Salerno’s agreement has an initial term that began on July 1, 2002 and ends on January 31, 2008. Thereafter, the agreement automatically renews for additional five-year terms unless either party gives 180 days’ written notice to terminate. During the initial term, Mr. Salerno can resign without cause upon 30 days’ written notice to us. Under Mr. Salerno’s agreement, he is employed as our Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors, and as President and Director of each of our subsidiaries (other than AWI Gaming, of which he is a Vice President and Director). Mr. Salerno’s current annual base salary is $240,000, which is subject to annual review. In addition, he is entitled to an annual performance bonus equal to 5% of our pre-tax earnings (as defined in the agreement) for the prior fiscal year, employer contributions to a profit-sharing or retirement plan of not less than 4% of his base salary, health and life insurance coverage and use of an automobile that we provide for him. Mr. Salerno is also entitled to participate in our benefit plans available to our officers and employees generally.

If we terminate Mr. Salerno’s employment without cause, if he resigns for good reason (as defined in the agreement) or if his employment terminates for any reason (other than death, disability or his resignation without cause during the initial term) within 24 months after a change in control of AWI, then we will pay, as termination benefits to Mr. Salerno, an amount equal to five times his base salary and we will continue his coverage under our health and welfare benefit plans for five years. Also in the event of a change in control of AWI, all of his stock options and any other stock-based awards will become exercisable or non-forfeitable.

Mr. Lockinger’s agreement has an initial term that commenced on July 1, 2002 and ends on January 31, 2006. Thereafter, the agreement automatically renews for additional three-year terms unless either party gives 180 days’ written notice to terminate. During the initial term, Mr. Lockinger can resign without cause upon 30 days’ written notice to us. Under Mr. Lockinger’s agreement, he is employed as our Chief Financial Officer, Secretary, Treasurer and Director and as Secretary, Treasurer and Director of each of our subsidiaries. Mr. Lockinger’s current annual base salary is $150,000, which is subject to annual review. In addition, he is entitled to an annual performance bonus equal to 2% of our pre-tax earnings (as defined in the agreement) for the prior fiscal year, employer contributions to a profit-sharing or retirement plan of not less than 4% of his base salary, health insurance coverage and use of an automobile that we provide for him. Mr. Lockinger is also entitled to participate in our benefit plans available to our officers and employees generally.

If we terminate Mr. Lockinger’s employment without cause, if he resigns for good reason (as defined in the agreement) or if his employment terminates for any reason (other than death, disability or his resignation without cause during the initial term) within 24 months after a change in control of AWI, then we will pay, as termination benefits to Mr. Lockinger, an amount equal to three times his base salary and we will continue his coverage under our health and welfare benefit plans for 30 months. Also in the event of a change in control of AWI, all of his stock options and any other stock-based awards will become exercisable or non-forfeitable.

Mr. Dewing’s agreement has an initial term that commenced on July 1, 2005 and ends on January 31, 2008. Thereafter the agreement automatically renews for additional three-year terms unless either party gives 180 days’ written notice to terminate. During the initial term, Mr. Dewing can resign without cause upon 30 days’ written notice to us. Under Mr. Dewing’s agreement, he is employed as President of AWI Gaming. Mr. Dewing’s current annual base salary is $180,000, which is subject to annual review. In addition, he is entitled to an annual performance bonus equal to 2% of our pre-tax earnings (as defined in the agreement) for the prior fiscal year, employer contributions to a profit-sharing or retirement plan of not less than 4% of his base salary, health insurance coverage for him and his wife, the use of an automobile that we provide for him and options to purchase 250,000 shares of our common stock under a five-year vesting schedule. Mr. Dewing is also entitled to participate in our benefit plans available to our officers and employees generally.

If we terminate Mr. Dewing’s employment without cause, if he resigns for good reason (as defined in the agreement) or if his employment terminates for any reason (other than death, disability or his resignation without cause during the initial three-year term) within 24 months after a change in control of AWI, then we will pay, as termination benefits to Mr. Dewing, an amount equal to three times his base salary and we will continue his coverage under our health and welfare benefit plans for 30 months. Also in the event of a change in control of AWI, all of Mr. Dewing’s stock options and any other stock-based compensation will become exercisable or non-forfeitable.

Certain Relationships and Related Transactions

Other than as set forth below, there have been no transactions during our last two fiscal years, nor are there any proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

(a)	any Director or executive officer;

(b)	any nominee for election as a Director;

(c)	any person who beneficially owns more than 5% of our outstanding common stock; or

(d)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Our policy regarding related party transactions requires that any Director or executive officer who has an interest in any such transaction disclose the presence and the nature of the interest to our Board prior to any approval of the transaction by our Board. The transaction may then be approved by a majority of our disinterested Directors, provided that an interested Director may be counted in determining the presence of a quorum at the Board meeting. Our policy regarding compensation for Directors and executive officers is that our Board may, without regard to personal interest, establish the compensation of Directors and executive officers for services in any capacity.

On December 9, 1998, we redeemed shareholder notes totaling $1,892,424 from Victor J. Salerno (our President, Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors) and Judy Zimbelmann (one of our Directors) in exchange for 18,924 shares of our Series A Preferred Stock at $100 per share. Mr. Salerno owns a total of 8,900 shares of Series A Preferred Stock (5,662 regular shares and 3,238 redeemable shares). Ms. Zimbelmann owns 5,262 shares of Series A Preferred Stock (all regular shares).

Holders of the Series A Preferred Stock are entitled to receive, upon declaration by our Board, cumulative cash dividends monthly at the annual rate of 10% (based on the $100 share price). The Series A Preferred Stock is not convertible into common stock nor does it have voting rights, except to the extent mandated under Nevada law. The Series A
Preferred Stock is redeemable, in whole or in part (on a pro rata basis), at any time at our option. We did not call any shares for redemption during the fiscal years ending January 31, 2005 or 2004.

In prior years, Mr. Salerno forewent his right to have his shares redeemed when we made partial, pro rata calls of Series A Preferred Stock for redemption. Those affected shares have been classified as “Redeemable Series A Preferred Stock” in the liabilities section of our consolidated balance sheet, and may be put to us by Mr. Salerno for redemption at any time. As of July 15, 2005, the amount of Series A Preferred Stock that may be put to us by Mr. Salerno for immediate redemption (without prior approval by our Board) is $323,800 (3,238 shares). When we and Leroy’s filed the Chapter 11 Petitions, this Redeemable Series A Preferred Stock became subject to compromise under the Bankruptcy Code. (Under the Bankruptcy Code, the ordinary Series A Preferred Stock, which is classified in the equity section of our consolidated balance sheet, was not designated as subject to compromise.) Pursuant to the Chapter 11 reorganization plan that we and Leroy’s consummated on March 11, 2005, the Redeemable Series A Preferred Stock is no longer considered subject to compromise, and we will pay the redemption price in the ordinary course of business.

Between August and December of 2004, 200 shares of Series A Preferred Stock were sold by Ms. Zimbelmann to Mr. Salerno. Prior to those sales, both holders of the Series A Preferred Stock had the same number of regular shares.

From the July 25, 2003 filing of the Chapter 11 Petitions through the Effective Date (March 11, 2005), dividends were accrued but not paid on the Series A Preferred Stock. The following table reports the accruals and payments to the holders of the Series A Preferred Stock through June 2005:

	PAID	ACCRUED	UNPAID
2/2003 through 1/2004	$72,195	$71,392	$71,392
2/2004 through 1/2005	$0	$142,008	$213,400
2/2005 through 6/2005(1)	$284,441	$0	$0

(1)	The payment on the Effective Date ($226,241) included $1,977 of interest at the federal judgment rate.

Since July 1, 2003, Mr. Salerno has pledged $1.5 million of collateral to secure a $1.1 million irrevocable letter of credit that we obtained to meet the Gaming Control Board’s Regulation 22.040 Reserve Requirement. The pledge arrangement will terminate effective September 1, 2005. In return, we paid Mr. Salerno $8,750 on June 30, 2005, $52,500 on June 30, 2004, and $38,500 on June 30, 2003.

Since July 1, 2003, we have employed on a full-time basis Terina Salerno, the wife of Mr. Salerno, as our General Counsel. Her current annual compensation is $81,120.

Since November 1, 1998, we have employed on a full-time basis John Salerno, the son of Victor J. Salerno and Judith L. Zimbelmann, as a gaming analyst of Leroy’s. His current annual compensation is $44,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC certain reports regarding their AWI stock ownership (“Section 16(a) Reports”). Such persons are required to furnish us with copies of all Section 16(a) Reports they file. To our knowledge, all of those persons met their obligations to file Section 16(a) Reports on a timely basis during our last fiscal year, except that Bruce Dewing and W. Larry Swecker made late filings to report stock options that we granted to them on January 31, 2004 and 2005. Mr. Dewing’s filings were made on July 11, 2005 and Mr. Swecker’s filings were made on July 20, 2005.

We also recently determined that in prior years, there were non-filings of certain Section 16(a) Reports. W. Larry Swecker was required to file his initial Section 16(a) Report after he became a Director in April 2000 and additional Section 16(a) Reports after we granted stock options to him on January 31, 2002 and 2003. Bruce Dewing was required to file a Section 16(a) Report for his purchase of shares on August 4, 2003.  Mr. Dewing's Section 16(a) Report was not filed until July 19, 2005; Mr. Swecker's required Section 16(a) Reports were not filed until July 21, 2005.

Compensation of Directors

Directors who are not employees or consultants of AWI or any of our subsidiaries receive a fee of $1,000 per month plus travel expenses. The Chairmen of our Committees receive an additional $500 per month for each Committee chaired.

We have granted the following stock options to our Directors (excluding terminated options):

DATE	GRANTED TO	NUMBER OF SHARES	TERMS

08/09/2001	Victor J. Salerno	30,000 (1)	$0.70 exercise price per share; became fully exercisable on August 9, 2001; expires on August 8, 2006

08/09/2001	Timothy F. Lockinger	15,000 (1)	$0.70 exercise price per share; became fully exercisable on August 9, 2001; expires on August 8, 2006

08/09/2001	Judith L. Zimbelmann	1,200 (1)	$0.60 exercise price per share; became fully exercisable on August 9, 2001; expires on August 8, 2006

DATE	GRANTED TO	NUMBER OF SHARES	TERMS

01/31/2002	W. Larry Swecker	400 (2)	$0.35 exercise price per share; became fully exercisable on January 31, 2003; expires on January 31, 2012

01/31/2003	W. Larry Swecker	400 (2)	$0.12 exercise price per share; became fully exercisable on January 31, 2004; expires on January 31, 2013

01/31/2004	W. Larry Swecker	400 (2)	$0.15 exercise price per share; became fully exercisable January 31, 2005; expires on January 31, 2014

01/31/2004	Bruce Dewing	400 (2)	$0.15 exercise price per share; became fully exercisable on January 31, 2005; expires on January 31, 2014

01/31/2005	W. Larry Swecker	400 (2)	$0.55 exercise price per share; becomes fully exercisable on January 31, 2006; expires on January 31, 2015

01/31/2005	Bruce Dewing	400 (2)	$0.55 exercise price per share; becomes fully exercisable on January 31, 2006; expires on January 31, 2015

07/11/2005	Bruce Dewing	250,000 (1)	$1.80 exercise price per share; fully exercisable over a 5-year vesting schedule (20% per year commencing June 10, 2006); expires on June 10, 2015

(1) Stock options were issued pursuant to our 2001 Stock Option Plan.
(2) Stock options were issued pursuant to our Director's Stock Option Plan.

WE RECOMMEND A VOTE IN
FAVOR OF THE SIX NAMED NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of July 15, 2005, the number and percentage of outstanding shares of our common stock, which according to information supplied to us, are beneficially owned by: (i) each person who is a beneficial owner of more than 5% of our common stock; (ii) each of our directors and executive officers; (iii) all of our directors and executive officers as a group. Under rules adopted by the SEC, a person is deemed a beneficial owner of shares if he or she has sole or shared voting power (which includes the power to direct the voting) or investment power (which includes the power to dispose of, or to direct the disposition of, the shares). A person is also deemed the beneficial owner of shares if he or she could obtain voting or investment power over those shares within 60 days, such as upon the exercise of options or warrants. The percentage of our outstanding common stock represented by each named person’s stock ownership assumes the exercise by that person of all stock options that are exercisable within 60 days of July 15, 2005, but does not assume the exercise of stock options by any other persons. The percentage of our outstanding common stock represented by the stock ownership of all directors and executive officers as a group assumes the exercise by all members of that group of their respective stock options that are exercisable within 60 days of July 15, 2005, but does not assume the exercise of options by any persons outside of that group. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of our common stock held by them. The address of each person named in the table is c/o American Wagering, Inc., 675 Grier Drive, Las Vegas, Nevada 89119.

Name	Number of Shares	Percentage of Outstanding Shares
Victor J. Salerno (1)	2,438,054	30.8%
Judy Zimbelmann (2)	1,001,200	12.6%
Robert R. Barengo	525,000	6.6%
Timothy F. Lockinger (3)	61,865	0.8%
W. Larry Swecker (4)	21,200	0.3%
Bruce Dewing (5)	45,200	0.6%
All directors and executive officers as a group (6)	4,092,519	51.6%

(1) Includes 30,000 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options.
(2) Includes 1,200 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options.
(3) Includes 15,000 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options.
(4) Includes 1,200 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options.
(5) Includes 400 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options. Mr. Dewing and his wife share the voting and investment power with respect to his other 44,800 shares.

(6) Includes 47,800 shares that may be acquired within 60 days of July 15, 2005 through the exercise of stock options.

SELECTION OF INDEPENDENT AUDITORS

Our Board has selected Piercy Bowler Taylor & Kern to audit our consolidated financial statements for the fiscal year ending January 31, 2006. If shareholders do not ratify this selection at the annual meeting, we still plan to retain Piercy Bowler Taylor & Kern for that fiscal year but we will consider selecting other auditors for subsequent years.

We expect that a representative of Piercy Bowler Taylor & Kern will be present at the annual meeting, and we will give that representative an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees

We were billed by our principal accountants, Piercy Bowler Taylor & Kern, a total of $51,357 and $50,000 for fiscal years ended January 31, 2005 and 2004, respectively, for the audit of our annual consolidated financial statements and the review of our consolidated financial statements in our quarterly reports on Form 10-QSB.

Tax Fees

We were billed by our principal accountants, Piercy Bowler Taylor & Kern, a total of $33,605 and $44,136 for fiscal years ended January 31, 2005 and 2004, respectively, for tax services and reviews of AWI’s 401(k) plan.

Audit Committee’s Pre-Approval of Engagement

Our policy is that before we engage our principal accountants annually to render audit or non-audit services, the engagement is reviewed and approved by our Audit Committee. All of our principal accountants’ services for which we paid tax-related fees for our last two fiscal years, as described above, were within the scope of the engagement that our Audit Committee approved before we entered into the engagement.

WE RECOMMEND A VOTE FOR RATIFICATION OF OUR SELECTION OF INDEPENDENT AUDITORS.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the release date for our proxy statement and form of proxy for our next annual meeting of shareholders will be August 1, 2006. The deadline for submitting shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The date after which a notice of a shareholder proposal submitted independently of our proxy statement and form of proxy will be considered untimely is 60 days prior to August 1, 2006.

By Order of the Board of Directors
of American Wagering, Inc.

/s/Timothy F. Lockinger
     Timothy F. Lockinger
     Chief Financial Officer, Secretary, Treasurer and Director

AMERICAN WAGERING, INC.
PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN WAGERING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor J. Salerno, with full power of substitution, as proxy to vote the shares which the undersigned is entitled to vote at the annual meeting of shareholders of American Wagering, Inc., a Nevada corporation, to be held at 675 Grier Drive, Las Vegas, Nevada 89119, on August 30, 2005 at 10:00 a.m. Pacific Time, and at any re-convenings thereof.

Please mark your votes as indicated [X] Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF OUR SELECTION OF INDEPENDENT AUDITORS.

1.	Election of the following nominees as Directors:

Victor J. Salerno                 Timothy F. Lockinger
W. Larry Swecker                 Judith L. Zimbelmann
Bruce Dewing                     Robert R. Barengo

FOR Election Of Nominees	WITHHOLD AUTHORITY FOR Election Of All Nominees

Except voting authority withheld for the following nominees:

2.	Ratification of Piercy Bowler Taylor & Kern as American Wagering, Inc.’s independent auditors.

FOR Ratification	AGAINST Ratification	ABSTAIN

In his discretion, the proxy holder is authorized to vote on such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by a general partner or other authorized person.

Signature(s)                  Dated: ________________, 2005

___________________________           ___________________________